UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2016

THE DAVEY TREE EXPERT COMPANY
(Exact name of registrant as specified in its charter)

Ohio	000-11917	34-0176110
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1500 North Mantua Street
P.O. Box 5193
Kent, Ohio 44240
(Address of principal executive offices) (Zip Code)

(330) 673-9511
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On May 9, 2016, The Davey Tree Expert Company (“Davey Tree”) entered into a Receivables Financing Agreement (the “RFA”), by and among: (i) Davey Tree, as initial Servicer, (ii) Davey Receivables LLC (“Davey Receivables”), an Ohio limited liability company, special purpose entity and wholly-owned subsidiary of Davey Tree, as Borrower, (iii) PNC Bank, National Association, as LC Bank and as Administrative Agent (“PNC”), and (iv) PNC Capital Markets LLC, a Pennsylvania limited liability company, as Structuring Agent.
In addition, on that same date, (i) Davey Tree, (ii) Davey Tree Surgery Company, an Ohio corporation and wholly-owned subsidiary of Davey Tree (“Davey Tree Surgery”) (together with Davey Tree and each as an originator of receivables, the “Originators”) and (iii) Davey Receivables, as the Buyer, entered into a Receivables Purchase Agreement (the “RPA”).
Together, the RFA and RPA establish the primary terms and conditions of an accounts receivable securitization program (the “Securitization”).
Pursuant to the Securitization, the Originators will transfer, by selling or contributing to Davey Receivables, current and future trade receivables and Davey Receivables will, in turn, pledge a first priority security interest in the transferred trade receivables to PNC, as Administrative Agent, for the benefit of PNC, as the LC Bank, in exchange for the LC Bank issuing letters of credit (“LCs”) up to a facility limit of $60,000,000.
Davey Tree, as Servicer, is independently liable for its own customary representations, warranties, covenants and indemnities. In addition, Davey Tree has guaranteed the performance obligations of the Originators, and will guarantee the obligations of any additional originators or successor servicer that may become party to the Securitization. Davey Tree paid certain structuring fees to the Structuring Agent and Davey Receivables will pay other customary fees to PNC.
Fees payable to PNC under the Securitization include: (a) an LC issuance fee, payable on each settlement date, in the amount of 0.90% per annum on the aggregate amount of all LCs outstanding plus any Outstanding Reimbursement Obligations, as defined in the RFA, and (b) an unused LC fee, payable monthly, equal to (i) 0.35% per annum for each day on which the sum of the total LCs outstanding plus any Outstanding Reimbursement Obligations is greater than or equal to 50% of the facility limit and (ii) 0.45% per annum for each day on which the sum of the total LCs outstanding plus any Outstanding Reimbursement Obligations is less than 50% of the facility limit. If an LC is drawn and PNC is not immediately reimbursed in full for the drawn amount, any Outstanding Reimbursement Obligation will accrue interest at a per annum rate equal to a reserve-adjusted LIBOR (referred to as "LMIR" in the RFA) or, in certain circumstances, a base rate equal to the higher of (i) PNC’s prime rate and (ii) the federal funds rate plus 0.50% and, following any default, 2.00% plus the greater of (a) adjusted LIBOR and (b) a base rate equal to the higher of (i) PNC’s prime rate and (ii) the federal funds rate plus 0.50%.
Each of the RPA and the RFA contains various customary representations and warranties, covenants, and default provisions which provide for the termination and acceleration of the commitments under the Securitization in circumstances including, but not limited to, failure to make payments when due, breach of a representation, warranty or covenant, certain insolvency events or failure to maintain the security interest in the trade receivables, and defaults under other material indebtedness.
The Securitization terminates on May 8, 2017, unless terminated earlier pursuant to the terms of the RFA.
The foregoing description of the Securitization does not purport to be complete and is qualified in its entirety by reference to the full text of each of the RFA and RPA, copies of which are respectively attached hereto as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.
Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description to Exhibit
10.1	Receivables Financing Agreement, dated May 9, 2016, between The Davey Tree Expert Company, Davey Receivables LLC, PNC Bank, National Association, and PNC Capital Markets LLC.

10.2	Receivables Purchase Agreement, dated May 9, 2016, between The Davey Tree Expert Company, Davey Tree Surgery Company, and Davey Receivables LLC.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DAVEY TREE EXPERT COMPANY

By:	/s/ Joseph R. Paul
Joseph R. Paul
Executive Vice President, Chief Financial Officer and Secretary

Date: May 11, 2016